UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): November 15, 2024

THUMZUP MEDIA CORPORATION

(Exact name of registrant as specified in its charter)

(State or Other Jurisdiction of Incorporation)

Nevada	001-42388	85-3651036
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11845 W. Olympic Blvd., Ste 1100W #13 Los Angeles, CA 90064

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (800) 403-6150

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act: None

Item 7.01 Regulation FD Disclosure

On November 15, 2024, Thumzup Media Corporation (the “Company”) issued a press release. A copy of the press release is furnished hereto as Exhibit 99.1 and incorporated herein by reference.

Item 8.01. Other Events.

On November 15, 2024, Thumzup Media Corporation (the “Company,” “we,” or “us”) issued a press release announcing that the Company’s board of directors (he “Board”) has approved the purchase of up to $1,000,000 in bitcoin, inclusive of fees and expenses (the “BTC Investment”). A copy of this press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

In connection with the BTC Investment, the Company is supplementing the risk factors previously disclosed in its Quarterly Report on Form 10-Q for the three months ended September 30, 2024 (the “Q3 2024 Form 10-Q”) with the following risk factors. These risk factors should be read in conjunction with the risk factors included in the Q3 2024 Form 10-Q.

Our financial results and the market price of our common stock may be affected by the prices of Bitcoin (“BTC”)

As part of our capital allocation strategy for assets that are not required to provide working capital for our ongoing operations, the Company’s Board of Directors has approved an investment of up to $1.0 million in BTC. The price of BTC has historically been subject to dramatic price fluctuations and is highly volatile. Moreover, digital assets, such as BTC, are relatively novel and the application of securities laws and other regulations to such assets is unclear in many respects. It is possible that regulators may interpret laws in a manner that adversely affects the liquidity or value of BTC.

Any decrease in the fair value of BTC below our carrying value for such assets could require us to incur an impairment charge, and such charge could be material to our financial results for the applicable reporting period, which may create significant volatility in our reported earnings. Any decrease in reported earnings or increased volatility of such earnings could have a material adverse effect on the market price of our common stock. In addition, the application of generally accepted accounting principles in the United States with respect to BTC remains uncertain in some respects, and any future changes in the manner in which we account for our BTC assets could have a material adverse effect on our financial results and the market price of our common stock.

In addition, if investors view the value of our common stock as dependent upon or linked to the value or change in the value of our BTC holdings, the price of BTC may significantly influence the market price of our common stock.

If we or our third-party service providers experience a security breach or cyberattack and unauthorized parties obtain access to our BTC assets, we may lose some or all of our BTC assets and our financial condition and results of operations could be materially adversely affected

Security breaches and cyberattacks are of particular concern with respect to our investment in BTC. While we may hold the bulk of our BTC assets with established cryptocurrency custodians, a successful security breach or cyberattack could result in a partial or total loss of our future BTC assets in a manner that may not be covered by insurance or indemnity provisions of our custody agreements with those custodians. Such a loss could have a material adverse effect on our financial condition and results of operations.

BTC is a relatively new technological innovation with a limited operating history.

BTC has a relatively limited history of existence and operations compared to traditional commodities. There is a limited established performance record for the price of BTC and, in turn, a limited basis for evaluating an investment in BTC. Although past performance is not necessarily indicative of future result, if BTC had a more established history, such history might (or might not) provide investors with more information on which to evaluate an investment in the Company.

2

BTC generally.

The market value of BTC is not related to any specific company, government or asset. The valuation of BTC depends on future expectations for the value of the BTC network, the number of BTC transactions, and the overall usage of BTC as an asset. This means that a significant amount of the value of BTC is speculative, which could lead to increased volatility. Investors could experience significant gains, losses and/or volatility in the Company’s holdings, depending on the valuation of BTC.

Several factors may affect the price of BTC, including, but not limited to: supply and demand, investors’ expectations with respect to the rate of inflation, interest rates, currency exchange rates or future regulatory measures (if any) that restrict the trading of BTC or the use of BTC as a form of payment. The issuance of BTC is determined by a computer code, not by a central bank, and prices can be extremely volatile. The value of the Company’s investments in BTC could decline rapidly, including to zero.

Digital asset markets, including spot markets for bitcoin, are growing rapidly. The spot markets through which BTC and other digital assets trade are new and largely unregulated. These markets are local, national and international and include a broadening range of digital assets and participants. Significant trading may occur on systems and platforms with minimum predictability. Furthermore, many spot markets and over-the-counter market venues, do not provide the public with significant information regarding their ownership structure, management teams, corporate practices or oversight of customer trading. As a result, the marketplace may lose confidence in, or may experience problems relating to, these venues. Spot markets may impose daily, weekly, monthly or customer-specific transaction or withdrawal limits or suspend withdrawals entirely, rendering the exchange of BTC for fiat currency difficult or impossible. Participation in spot markets requires users to take on credit risk by transferring BTC from a personal account to a third party’s account.

Any market abuse, and a loss of investor confidence in BTC, may adversely impact pricing trends in BTC markets broadly, as well as an investment in shares of the Company. Over the past several years, a number of BTC spot markets have been closed or faced issues due to fraud, failure, security breaches or governmental regulations. The nature of the assets held at BTC spot markets makes them appealing targets for hackers and a number of BTC spot markets have been victims of cybercrimes. In many of these instances, the customers of such BTC spot markets were not compensated or made whole for the partial or complete losses of their account balances in such BTC exchanges. No BTC exchange is immune from these risks. While the Company itself does not buy or sell BTC on BTC spot markets, the closure or temporary shutdown of BTC exchanges due to fraud, business failure, hackers or malware, or government-mandated regulation may reduce confidence in the BTC network and can slow down the mass adoption of BTC. Further, spot market failures or that of any other major component of the overall BTC ecosystem can have an adverse effect on BTC markets and the price of bitcoin and could therefore have a negative impact on the performance of the Company.

Furthermore, many spot markets lack certain safeguards put in place by more traditional exchanges to enhance the stability of trading on the exchange and prevent flash crashes, such as limit-down circuit breakers. As a result, the prices of digital assets such as bitcoin on digital asset exchanges may be subject to larger and/or more frequent sudden declines than assets traded on more traditional exchanges.

A lack of stability in the BTC spot markets, manipulation of BTC spot markets by customers and/or the closure or temporary shutdown of such exchanges due to fraud, business failure, hackers or malware, or government-mandated regulation may reduce confidence in BTC generally and result in greater volatility in the market price of BTC and the shares of the Company.

3

Momentum pricing.

The market value of BTC is not based on any kind of claim, nor backed by any physical asset. Instead, the market value depends on the expectation of being usable in future transactions and continued interest from investors. This strong correlation between an expectation and market value is the basis for the current (and probable future) volatility of the market value of BTC and may increase the likelihood of momentum pricing.

Momentum pricing typically is associated with growth stocks and other assets whose valuation, as determined by the investing public, is impacted by appreciation in value. Momentum pricing may result in speculation regarding future appreciation in the value of digital assets, which inflates prices and leads to increased volatility. As a result, BTC may be more likely to fluctuate in value due to changing investor confidence in future appreciation or depreciation in prices, which could adversely affect the price of BTC, and, in turn, an investment in the Company.

The value of a BTC as represented by the index may also be subject to momentum pricing due to speculation regarding future appreciation in value, leading to greater volatility that could adversely affect the value of the Shares. Momentum pricing of BTC has previously resulted, and may continue to result, in speculation regarding future appreciation or depreciation in the value of BTC, further contributing to volatility and potentially inflating prices at any given time. These dynamics may impact the value of an investment in Company.

Some market observers have asserted that in time, the value of BTC will fall to a fraction of its current value, or even to zero. BTC has not been in existence long enough for market participants to assess these predictions with any precision, but if these observers are even partially correct, an investment in the Shares may turn out to be substantially worthless.

Exhibits

99.1	Press Release dated November 15, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

4

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: November 15, 2024	THUMZUP MEDIA CORPORATION

	By:	/s/ Robert Steele
	Name:	Robert Steele
	Title:	Chief Executive Officer (Principal Executive Officer)

5